Exhibit 99.1

Regency Energy Partners Closes on Acquisition of Midstream Business of Hoover Energy

Expands Portfolio of Services into Crude and Water Gathering

DALLAS, February 3, 2014 – Regency Energy Partners LP (NYSE: RGP) (Regency) announced today that it has closed on its previously announced acquisition of the midstream business of Hoover Energy Partners LP (Hoover) for a combination of cash and Regency common units. Regency issued 4,040,471 Regency common units to Hoover and funded the cash portion of the consideration with borrowings under Regency’s revolving credit facility.

This acquisition further enhances Regency’s geographic footprint in the Delaware Basin in West Texas and expands its suite of producer services by adding crude and water gathering services in one of Regency’s core operating regions. In addition, the Hoover assets are already connected to Regency’s existing Permian Basin rich-gas gathering system which is expected to facilitate a quick integration.

“The Hoover assets are very complementary to Regency’s existing Permian Basin assets, and with the high level of producer activity in the area we believe this acquisition will provide an even stronger, strategic platform on which to further expand our West Texas and New Mexico services through ongoing and proposed organic growth projects,” said Jim Holotik, executive vice president and chief commercial officer of Regency. “The Hoover system includes more than 200,000 acres dedicated to crude oil gathering with existing pipeline takeaway that will expedite Regency’s crude oil gathering expansion plans for the region.”

Hoover’s midstream business include over 800 miles of crude oil, natural gas and water gathering pipelines, two treating plants and a processing plant in Ward, Reeves and Pecos counties in the southern portion of the Delaware Basin. The Perry Ranch Station is a major destination for crude gathered by a customer in the region and is backed by a 20-year dedication. In addition, Hoover’s Delaware Water System is the only open-access water gathering and disposal system in the Delaware Basin.

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that Regency’s other pending transactions may not be consummated or the benefits contemplated by this transaction or Regency’s other pending transactions may not be realized. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by the Partnership with the Securities and Exchange Commission, which are available to the public. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in natural gas gathering and processing, transportation, contract compression and treating, crude oil gathering, water gathering and disposal, and natural gas liquids transportation, fractionation and storage. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:

Lyndsay Hannah

Regency Energy Partners

Manager, Finance & Investor Relations

214-840-5477

ir@regencygas.com

Media Relations:

Vicki Granado

Granado Communications Group

214-599-8785

vicki@granadopr.com

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